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                            AMENDMENT 1
                                TO
              SENIOR MANAGEMENT EMPLOYMENT AGREEMENT

AMENDMENT 1 TO SENIOR MANAGEMENT EMPLOYMENT AGREEMENT, dated as of April 14, 1998, between EMERITUS CORPORATION, a Washington corporation (the "Company") and Kelly Price ("Executive").
                             RECITALS
A. The Company and Executive are parties to Senior Management Employment Agreement dated as of May 29,1997 (the "Agreement").
B. The Company and Executive desire to amend the Agreement as set forth herein.
                            AGREEMENTS
NOW, THEREFORE, in consideration of the continued employment of Executive and of the covenants and agreements hereinafter set forth, the Company and Executive agree that Section 3(a) of the Agreement shall be amended in its entirety to read as follows:
"(a) Salary and Benefits. Executive shall (i) receive an annual base salary no less than $200,000 and an annual bonus equal to at least the average of the two annual bonuses paid to Executive in the two years prior to the Change in Control, but in no event less than 50% of the Executives average bonus potential (50% of salary as defined herein) over the two year period, and (ii) be entitled to participate in all employee expense reimbursement, incentive, savings and retirement plans, practices, policies and programs (including any Company plan qualified under Section 401 (a) of the
Code) available to other peer executives of the Company and its Subsidiaries, but in no event shall the benefits provided to Executive under this item (ii) be less favorable, in the aggregate, than the most favorable of those plans, practices, policies or programs in effect immediately prior to the date that the Change in Control occurs."
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As amended, the terms and conditions of the Agreement is hereby confirmed by the Company and Executive.
IN WITNESS WHEREOF, the Company and Executive have executed this Amendment as of the day and year first above written.
EMERITUS CORPORATION
/s/ Raymond R. Brandstrom
By:  Raymond R. Brandstrom
Title:  President
EXECUTIVE
/s/ Kelly J. Price
By:  Kelly J. Price